Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I consent to the incorporation by reference in the Registration Statement on Form S-1/A of Cyios Corporation of my report dated April 9, 2009 with respect to the consolidated financial statements of Cyios Corporation included in its Annual Report on Form 10K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on April 15, 2009.

Baum & Company, P.A.
Miami Beach, Florida
June 3, 2010

/s/ Baum & Company, P.A.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 23, 2010 relating to the consolidated financial statements of Cyios Corporation and subsidiaries.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
July 13, 2010